Exhibit 15.1

November 3, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 3, 2017 on our review of interim financial information of MSCI Inc., which appears in this Quarterly report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 No. 333-147540, No. 333-165888, No. 333-167624 and No. 333-210987 dated November 20, 2007, June 3, 2010, June 18, 2010 and April 28, 2016, respectively, and on Form S-3 No. 333-206232 dated August 7, 2015 of MSCI Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York